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                                                                     Exhibit 8.1

[KIRKLAND & ELLIS LLP AND AFFILIATED PARTNERSHIPS LOGO]


                             200 East Randolph Drive
                             Chicago, Illinois 60601

                                 312 861-2000                   Facsimile:
                                                               312 861-2200

                                www.kirkland.com


                               September 9, 2004


Prestige Brands, Inc.
and the Guarantors set forth on Exhibit A
90 North Irvington, New York  10533
(914) 524-6810

          Re:  REGISTRATION STATEMENT ON FORM S-4 (REGISTRATION NO. 333-117152)


Ladies and Gentlemen:

     We are issuing this opinion letter in our capacity as special legal counsel to Prestige Brands, Inc., a Delaware corporation (the "Issuer"), and the guarantors set forth on Exhibit A hereto (the "Guarantors" and, collectively with the Issuer, the "Registrants"). This opinion letter is being delivered in connection with the proposed registration by the Issuer of $210,000,000 in aggregate principal amount of the Issuer's 9 1/4% Senior Subordinated Notes due 2012, Series B (the "Exchange Notes") pursuant to a Registration Statement on Form S-4 (Registration No. 333-117152) as filed with the Securities and Exchange Commission (the "Commission") on the date hereof, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement").

     You have requested our opinion as to certain United States federal income tax consequences of participating in the exchange offer for Exchange Notes described in the Registration Statement. Our opinion, under the law in effect on the date hereof, is set forth in the statements made in the Registration Statement under the caption "Material United States Federal Income Tax Consequences - United States Holders - Exchange Offer."

     The opinion set forth therein is based on the applicable provisions of the Internal Revenue Code of 1986, as amended; the Treasury Regulations promulgated or proposed thereunder; current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures and announcements; existing judicial decisions; and other applicable authorities, all of which are subject to change, possibly with retroactive effect.

     Unlike a ruling from the IRS, opinions of counsel are not binding on the IRS. Hence, no assurance can be given that the opinion stated in the Registration Statement will not be successfully challenged by the IRS or rejected by a court. We express no opinion concerning any Federal income tax matter other than those discussed in the Registration Statement under the

London     Los Angeles     New York        San Francisco       Washington, D.C.

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caption "Material United States Federal Income Tax Consequences - United States
Holders - Exchange Offer."

     We hereby consent to the filing of this opinion with the commission as
Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                    Sincerely,

                                                    /s/ Kirkland & Ellis LLP

                                                    Kirkland & Ellis LLP

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                                    EXHIBIT A

Prestige Brands International, LLC
Prestige Household Holdings, Inc.
Prestige Household Brands, Inc.
The Comet Products Corporation
The Spic and Span Company
Prestige Products Holdings, Inc.
Prestige Acquisition Holdings, LLC
Bonita Bay Holdings, Inc.
Prestige Brands Holdings, Inc.
Prestige Brands International, Inc.
Prestige Brands Financial Corporation
Medtech Holdings, Inc.
Medtech Products Inc.
Pecos Pharmaceutical, Inc.
The Cutex Company
Prestige Personal Care Holdings, Inc.
Prestige Personal Care, Inc.
The Denorex Company